Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma financial statements have been prepared to provide pro forma information with regard to the anticipated acquisition of Tampa Festival Centre (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, assumed a Purchase and Sale Agreement from a related party on May 21, 2013.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2013 gives effect to the anticipated acquisition of the Property as if it occurred on March 31, 2013. The Wheeler REIT column as of March 31, 2013 represents the actual balance sheet presented in the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) filed on May 15, 2013 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statements of operations for the Company and the Property for the three months ended March 31, 2013 and the year ended December 31, 2012 gives effect to the Company’s anticipated acquisition of the Property, as if it had occurred on the first day of the earliest period presented. The Wheeler REIT column for the three months ended March 31, 2013 represents the results of operations presented in the Company’s Form 10-Q. The Wheeler REIT column for the year ended December 31, 2012 represents the results of operations presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed with the SEC on April 1, 2013. The Property includes the full year’s operating activity for the Property, as the Property will be acquired subsequent to March 31, 2013 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management based upon the historical financial statements of the Company and of the acquired Property. Assuming the acquisition transaction closes during the second quarter of 2013, the Property will be included in the consolidated financial statements included in the Company’s Form 10-Q for the six months ended June 30, 2013, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management’s opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on October 23, 2012 as part of the Company’s Registration Statement on Form S-11, on April 1, 2013 as part of its Form 10-K for the year ended December 31, 2012 and on May 15, 2013 as part of its Form 10-Q for the three months ended March 31, 2013.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2013

(unaudited)

	Wheeler REIT	Pro Forma Adjustments	Pro Forma Consolidated
	(A)	(B)
ASSETS:
Net investment, properties	$43,135,493	$11,450,400	$54,585,893
Cash and cash equivalents	1,053,480	(3,555,000)	(2,501,520)
Tenant and other receivables	815,658	—	815,658
Deferred costs, reserves, intangibles and other assets	6,360,737	1,087,300	7,448,037

Total Assets	$51,365,368	$8,982,700	$60,348,068

LIABILITIES:
Mortgages and other indebtedness	$31,821,342	$8,295,000	$40,116,342
Below market lease intangibles	3,523,869	687,700	4,211,569
Accounts payable, accrued expenses and other liabilities	808,792	—	808,792

Total Liabilities	36,154,003	8,982,700	45,136,703

Commitments and contingencies	—	—	—

EQUITY:
Common stock	33,015	—	33,015
Additional paid-in capital	14,097,453	—	14,097,453
Accumulated deficit	(6,418,537)	—	(6,418,537)
Noncontrolling interest	7,499,434	—	7,499,434

Total Equity	15,211,365	—	15,211,365

Total Liabilities and Equity	$51,365,368	$8,982,700	$60,348,068

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2013

(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated
	(A)	(B)	(C)
REVENUES:
Rental income	$1,393,032	$306,177	$32,600	(1)	$1,731,809
Tenant reimbursements and other income	224,884	68,518	—		293,402

Total Revenues	1,617,916	374,695	32,600		2,025,211

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF ACQUIRED:
Property operations	300,702	111,031	—		411,733
Depreciation and amortization	648,132	—	207,900	(2)	856,032
Provision for credit losses	15,000	—	—		15,000
Corporate general & administrative and other	583,792	2,137	—		585,929

Total Operating Expenses and Certain Operating Expenses of Acquired	1,547,626	113,168	207,900		1,868,694

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	70,290	261,527	(175,300)		156,517

Interest expense	(549,628)	—	(81,400	)(3)	(631,028)

Net Income (Loss) and Excess of Revenues Over Certain Operating Expenses of Acquired	$(479,338)	$261,527	$(256,700)		$(474,511)

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2012

(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated
	(D)	(E)	(C)
REVENUES:
Rental income	$1,963,681	$1,142,337	$130,200	(1)	$3,236,218
Tenant reimbursements and other income	470,298	314,433	—		784,731

Total Revenues	2,433,979	1,456,770	130,200		4,020,949

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF ACQUIRED:
Property operations	519,220	437,196	—		956,416
Depreciation and amortization	822,152	—	831,600	(2)	1,653,752
Provision for credit losses	25,000	—	—		25,000
Corporate general & administrative and other	1,307,151	44,449	—		1,351,600

Total Operating Expenses and Certain Operating Expenses of Acquired	2,673,523	481,645	831,600		3,986,768

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	(239,544)	975,125	(701,400)		34,181

Interest expense	(966,113)	—	(330,000	)(3)	(1,296,113)

Net Income (Loss) and Excess of Revenues Over Certain Operating Expenses of Acquired	$(1,205,657)	$975,125	$(1,031,400)		$(1,261,932)

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Notes to Pro Forma Condensed Consolidated Financial Statements

(unaudited)

Pro Forma Balance Sheet

A.	Reflects the condensed consolidated balance sheet of the Company as of March 31, 2013 included in the Company’s Form 10-Q for the three months ended March 31, 2013.

B.	Represents the estimated pro forma effect of the Company’s $11.85 million anticipated acquisition of the Property, assuming it occurred on March 31, 2013. The Company has initially allocated the preliminary estimated purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statements of Operations

A.	Reflects the unaudited condensed consolidated statement of operations of the Company for the three months ended March 31, 2013.

B.	Amounts reflect the historical operations of the Property for the three months ended March 31, 2013, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the anticipated acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)	Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents interest expense on mortgage debt to be incurred as part of the acquisition, assuming a 4.25% per annum interest rate and a 10 year maturity.

D.	Reflects the condensed consolidated statement of operations of the Company for the year ended December 31, 2012.

E.	Amounts reflect the historical operations of the Property for the year ended December 31, 2012, unless otherwise noted.